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                                                                    EXHIBIT 23.6

                     [LETTERHEAD OF AUSTIN ASSOCIATES]

                                    Consent

   We hereby consent to the inclusion as Appendix C to the Proxy
Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Wachovia Corporation of our letter to the board of directors of Commerce National Corporation and to the references made to such letter and to the firm in such Proxy Statement/Prospectus.

                                               /s/ Austin Associates, Inc.
                                        ----------------------------------------
                                                Austin Associates, Inc.

Toledo, Ohio

April 19, 2000